Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports First-Quarter 2023 Financial Results

April 26, 2023

•Revenue of $9.9 billion, up 5.2% year over year
•Net earnings of $730 million, diluted EPS of $2.64
•$1.5 billion cash from operating activities

RESTON, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2023 net earnings of $730 million on revenue of $9.9 billion. Diluted earnings per share (EPS) were $2.64.

“Our businesses delivered solid operating results despite persistent supply chain headwinds, with earnings before taxes up 3.7% and EPS up modestly,” said Phebe N. Novakovic, chairman and chief executive officer. “Strong cash flow positions us to continue to invest in our business, retire debt and return value to shareholders.”

Cash
Net cash provided by operating activities in the quarter totaled $1.5 billion, or 200% of net earnings. The company invested $161 million in capital expenditures and paid $345 million in dividends, ending the quarter with $2 billion in cash and equivalents.

Backlog
The consolidated book-to-bill ratio, defined as orders divided by revenue, was 0.9-to-1 for the quarter. Company-wide backlog of $89.8 billion was up 3% from the year-ago quarter. Estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $38.5 billion. Total estimated contract value, the sum of all backlog components, was $128.4 billion.

Significant awards for the defense segments included more than $1.1 billion to produce and support Abrams tanks, Stryker combat vehicles and other armored vehicles for the U.S. Army and partner nations, including Poland and Colombia; $285 million, with a maximum potential value of $1.3 billion, to expand production of 155mm artillery projectile parts, plus $255 million for various other munitions and ordnance; an Air Force IDIQ service contract with maximum potential value of $4.5 billion between two awardees; $130 million, with a maximum potential value of $1.7 billion, to provide flight simulation and training services to the Army; $260 million from the U.S. Navy for maintenance and modernization of two amphibious ships and a destroyer; and $400 million for several key classified contracts. A detailed list of significant awards is provided in Exhibit G.

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About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $39.4 billion in revenue in 2022. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter 2023 financial results conference call at 9 a.m. EDT on Wednesday, April 26, 2023. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through May 3, 2023, at 800-770-2030 (international: +1 647-362-9199), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at http://investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	April 2, 2023	April 3, 2022	$	%
Revenue	$9,881	$9,392	$489	5.2%
Operating costs and expenses	(8,943)	(8,484)	(459)
Operating earnings	938	908	30	3.3%
Other, net	33	39	(6)
Interest, net	(91)	(98)	7
Earnings before income tax	880	849	31	3.7%
Provision for income tax, net	(150)	(119)	(31)
Net earnings	$730	$730	$—	—%
Earnings per share—basic	$2.66	$2.63	$0.03	1.1%
Basic weighted average shares outstanding	274.0	277.1
Earnings per share—diluted	$2.64	$2.61	$0.03	1.1%
Diluted weighted average shares outstanding	276.6	279.9

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EXHIBIT B
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	April 2, 2023	April 3, 2022	$	%
Revenue:
Aerospace	$1,892	$1,903	$(11)	(0.6)%
Marine Systems	2,992	2,651	341	12.9%
Combat Systems	1,756	1,675	81	4.8%
Technologies	3,241	3,163	78	2.5%
Total	$9,881	$9,392	$489	5.2%
Operating earnings:
Aerospace	$229	$243	$(14)	(5.8)%
Marine Systems	211	211	—	—%
Combat Systems	245	227	18	7.9%
Technologies	299	298	1	0.3%
Corporate	(46)	(71)	25	35.2%
Total	$938	$908	$30	3.3%
Operating margin:
Aerospace	12.1%	12.8%
Marine Systems	7.1%	8.0%
Combat Systems	14.0%	13.6%
Technologies	9.2%	9.4%
Total	9.5%	9.7%

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EXHIBIT C
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	April 2, 2023	December 31, 2022
ASSETS
Current assets:
Cash and equivalents	$2,038	$1,242
Accounts receivable	2,936	3,008
Unbilled receivables	8,148	8,795
Inventories	7,006	6,322
Other current assets	1,460	1,696
Total current assets	21,588	21,063
Noncurrent assets:
Property, plant and equipment, net	5,867	5,900
Intangible assets, net	1,776	1,824
Goodwill	20,386	20,334
Other assets	2,479	2,464
Total noncurrent assets	30,508	30,522
Total assets	$52,096	$51,585
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,257	$1,253
Accounts payable	3,248	3,398
Customer advances and deposits	7,717	7,436
Other current liabilities	3,262	3,254
Total current liabilities	15,484	15,341
Noncurrent liabilities:
Long-term debt	9,245	9,243
Other liabilities	8,280	8,433
Total noncurrent liabilities	17,525	17,676
Shareholders’ equity:
Common stock	482	482
Surplus	3,562	3,556
Retained earnings	37,769	37,403
Treasury stock	(20,796)	(20,721)
Accumulated other comprehensive loss	(1,930)	(2,152)
Total shareholders’ equity	19,087	18,568
Total liabilities and shareholders’ equity	$52,096	$51,585

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EXHIBIT D
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended
	April 2, 2023	April 3, 2022
Cash flows from operating activities—continuing operations:
Net earnings	$730	$730
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	149	139
Amortization of intangible and finance lease right-of-use assets	77	74
Equity-based compensation expense	38	96
Deferred income tax benefit	(91)	(106)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	72	26
Unbilled receivables	653	617
Inventories	(628)	(234)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(150)	23
Customer advances and deposits	553	675
Other, net	59	(72)
Net cash provided by operating activities	1,462	1,968
Cash flows from investing activities:
Capital expenditures	(161)	(141)
Other, net	(29)	(6)
Net cash used by investing activities	(190)	(147)
Cash flows from financing activities:
Dividends paid	(345)	(330)
Purchases of common stock	(90)	(294)
Other, net	(40)	107
Net cash used by financing activities	(475)	(517)
Net cash used by discontinued operations	(1)	—
Net increase in cash and equivalents	796	1,304
Cash and equivalents at beginning of period	1,242	1,603
Cash and equivalents at end of period	$2,038	$2,907

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EXHIBIT E
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	April 2, 2023	December 31, 2022
Debt-to-equity (a)	55.0%	56.5%
Book value per share (b)	$69.58	$67.66
Shares outstanding	274,335,601	274,411,106

	First Quarter
	2023	2022
Income tax payments, net	$58	$15
Company-sponsored research and development (c)	$110	$107
Return on sales (d)	7.4%	7.8%

Non-GAAP Financial Measures:
	First Quarter
	2023	2022
Free cash flow:
Net cash provided by operating activities	$1,462	$1,968
Capital expenditures	(161)	(141)
Free cash flow (e)	$1,301	$1,827

	April 2, 2023	December 31, 2022
Net debt:
Total debt	$10,502	$10,496
Less cash and equivalents	2,038	1,242
Net debt (f)	$8,464	$9,254
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash provided by operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT F
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
First Quarter 2023:
Aerospace	$18,853	$484	$19,337	$804	$20,141
Marine Systems	34,848	8,759	43,607	3,499	47,106
Combat Systems	13,953	143	14,096	5,599	19,695
Technologies	9,465	3,320	12,785	28,637	41,422
Total	$77,119	$12,706	$89,825	$38,539	$128,364
Fourth Quarter 2022:
Aerospace	$19,077	$439	$19,516	$685	$20,201
Marine Systems	26,246	19,453	45,699	3,672	49,371
Combat Systems	12,726	525	13,251	5,364	18,615
Technologies	9,100	3,571	12,671	26,889	39,560
Total	$67,149	$23,988	$91,137	$36,610	$127,747
First Quarter 2022:
Aerospace	$17,114	$501	$17,615	$1,829	$19,444
Marine Systems	27,656	15,258	42,914	4,316	47,230
Combat Systems	12,760	299	13,059	6,298	19,357
Technologies	9,067	4,579	13,646	29,347	42,993
Total	$66,597	$20,637	$87,234	$41,790	$129,024

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT F-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$89,581
$89,247
$88,098
$87,594
$87,234
$87,630
$88,833
$91,137
$89,825
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23

Funded Backlog	Unfunded Backlog

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EXHIBIT F-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$20,000
$15,000
$10,000
$5,000
$0
$17,615
$18,786
$19,052
$19,516
$19,337
1Q22
2Q22
3Q22
4Q22
1Q23

MARINE SYSTEMS

$60,000
$45,000
$30,000
$15,000
$0
$42,914
$41,838
$42,239
$45,699
$43,607
1Q22
2Q22
3Q22
4Q22
1Q23

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$13,059
$13,438
$13,839
$13,251
$14,096
1Q22
2Q22
3Q22
4Q22
1Q23

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$13,646
$13,568
$13,703
$12,671
$12,785
1Q22
2Q22
3Q22
4Q22
1Q23

Funded Backlog	Unfunded Backlog

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EXHIBIT G
FIRST QUARTER 2023 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the first quarter of 2023:
Marine Systems:
•$215 from the U.S. Navy for maintenance and modernization work on the USS Anchorage and USS Arlington, San Antonio-class amphibious transport docks.
•$45 from the Navy for maintenance and modernization work on the USS Sampson, an Arleigh Burke-class destroyer.
•$25 from the Navy to provide Trident II Strategic Weapon System Trainer Facility kits and engineering support services.
Combat Systems:
•$285 from the U.S. Army to establish additional capacity for 155mm artillery projectile metal parts production. The contract has a maximum potential value of $1.3 billion.
•$350 from the Army to upgrade Abrams main battle tanks to the system enhancement package version 3 (SEPv3) configuration and provide system and sustainment technical support services for the Abrams program.
•$305 to produce light armored vehicles and provide the associated spares and logistics support services for Colombia.
•$255 for various munitions and ordnance.
•$210 from the Army to provide spare parts and inventory management and support services for the Stryker wheeled combat vehicle program.
•$205 to produce Abrams main battle tanks in the SEPv3 configuration for Poland, bringing the total firm backlog for the program to $1.1 billion.
•$65 to produce Stryker infantry carrier vehicles for North Macedonia. The contract has a maximum potential value of $145.
Technologies:
•An indefinite delivery, indefinite quantity (IDIQ) contract to provide full spectrum security support services to protect mission critical infrastructure for the U.S. Air Force. The contract has a maximum potential value of $4.5 billion between two awardees.
•$130 to provide flight simulation and training services for the Army, with a maximum potential value of $1.7 billion.
•An IDIQ contract to provide sustainment services, spare parts and obsolescence risk management services, and system readiness for the Army’s Prophet Enhanced sensor systems. The contract has a maximum potential value of $480.
•$400 for several key classified contracts.
•Two IDIQ contracts from the U.S. Environmental Protection Agency to provide technical, research and support services to enable the agency’s critical environmental and climate initiatives. These contracts have a maximum potential value of $380.
•$135 from the Air Force for the Battlefield Information Collection and Exploitation System (BICES) program to provide intelligence information sharing capabilities.
•$115 to provide global enterprise and digital modernization services under the Southern Command’s (SOUTHCOM) Cyber Information Technology Enterprise Services (SCITES) contract.
•$105 to provide enterprise information technology (IT), communications and mission command support services to U.S. Army Europe.
•$100 from the North Carolina Department of Health and Human Services in support of its Medicaid management information system.
•$80 from the Army for computing and communications equipment under the Common Hardware Systems-5 program.
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EXHIBIT H
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	First Quarter
	2023	2022
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	17	21
Mid-cabin aircraft	4	4
Total	21	25

Aerospace Book-to-Bill:
Orders*	$1,727	$3,243
Revenue	1,892	1,903
Book-to-Bill Ratio	0.91x	1.70x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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